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   As filed with the Securities and Exchange Commission on September 17, 1999
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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          OCWEN ASSET INVESTMENT CORP.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                               IMPORTANT REMINDER

                               September 17, 1999

Dear Employees:

         As you are aware, the Boards of Directors of Ocwen Financial Corporation (NYSE: OCN) and Ocwen Asset Investment Corp. (NYSE: OAC) have approved the proposed acquisition of OAC by OCN via a merger. In that regard, OCN and OAC have previously mailed proxy materials to their respective shareholders relating to their respective Special Meetings of Shareholders to be held on Thursday, October 7, 1999.

         We would like to take this opportunity to encourage our employees who are shareholders of OCN or OAC to complete and return their proxies with respect to the proposed transaction. Regardless of the number of shares you own, it is important that they are represented and voted at the OCN and OAC shareholder meetings.

          IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER WHO HAS PROVIDED YOU WITH THE OPTION OF VOTING VIA TELEPHONE OR THE INTERNET, PLEASE UTILIZE ONE OF THESE SERVICES AS A PROMPT WAY OF SUBMITTING YOUR VOTE IMMEDIATELY. PLEASE REFER TO THE VOTING FORM YOU RECEIVED FOR THE APPROPRIATE TELEPHONE NUMBER OR WEBSITE INFORMATION AND HAVE YOUR CONTROL NUMBER READY WHEN USING THESE OPTIONS.

         Alternatively, please take a moment to sign, date and mail the proxy card(s) that you received in the return envelope that was provided for your convenience. If you have misplaced or have not received the proxy card(s) which were sent to you, please contact Trini Donato (x8820), Tim Reynolds (x8342) or John Myer (x7885), and they will assist you in obtaining a replacement proxy for you to complete and return.

         FOR THE REASONS SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS DATED AUGUST 27, 1999, THE BOARDS OF DIRECTORS OF OCN AND OAC UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF MERGER AND THE MERGER AGREEMENT AND THE RELATED ISSUANCE OF OCN COMMON STOCK.

         Thank you for your cooperation and continued support.

                                           Sincerely,



                                           William C. Erbey
                                           Chairman and Chief Executive Officer